

                                                                     Exhibit D
                              UTILITY SUBSIDIARIES
                             FINANCING ARRANGEMENTS
                                                                                                               Principal     Shelf
                                                                                                  Maturity     Amount       Capacity
New York Utilities (as of 6/01/00)                 Debt Securities               Rate             Date         ($000)         ($000)
----------------------------------                 ---------------               ----             ----         ------         ------

KeySpan Generation LLC
                                                   EFRBs Series 1997 A           Variable         12/01/27     24,880
                                                   PCRBs Series 1999 A           Variable         10/01/28     41,125
                                                                                                  Subtotal     66,005

KeySpan Energy Delivery Long Island
                                                   MTN Program 2000              7.875%           02/01/10     400,000       600,000

KeySpan Energy Delivery New York
                                                   GFRBs Series 1989 A           6.75%            02/01/24     45,000
                                                   GFRBs Series 1989 B           6.75%            02/01/24     45,000

                                                   GFRBs Series 1991 A           6.95%            07/01/26     50,000
                                                   GFRBs Series 1991 B           6.95%            07/01/26     50,000

                                                   GFRBs Series 1993 A           6.37%            04/01/20     37,500
                                                   GFRBs Series 1993 B           6.37%            04/01/20     37,500

                                                   GFRBs Series 1993 C           5.60%            06/01/25     55,000

                                                   GFRBs Series 1993 D-1         5.64%            07/01/26     25,000
                                                   GFRBs Series 1993 D-2         5.64%            07/01/26     25,000

                                                   GFRBs Series 1996             5.50%            01/01/21     153,500

                                                   GFRBs Series 1997 A-1         Variable         12/01/20     75,000
                                                   GFRBs Series 1997 A-2         Variable         12/01/20     50,000
                                                                                                  Subtotal     648,500

Total for New York Utility Subsidiaries
                                                                                                               1,314,505


                                                                                                                               Shelf
                                                                                 Interest         Maturity        Balance   Capacity
Massachusetts Utilities                            Issue                         Rate             Date            ($000)      ($000)
-----------------------                            -----                         ----             ----            ------      ------
Boston Gas Company (as of 12/31/99)
                                                   Series 1989A                  8.87%            01/05/2005      15,000
Unsecured Medium Term Notes                        Series 1994B                  8.38% Wt Avg.    11/30/2006      12,000
                                                   Series 1990A                  9.68%            12/15/2010      10,000
                                                   Series 1989A                  8.95%            06/15/2011      10,000
                                                   Series 1990A                  9.00%            02/22/2011      10,000
                                                   Series 1995C                  6.80%            11/30/2012      10,000
                                                   Series 1995C                  6.80%            12/02/2013       5,000
                                                   Series 1994B                  6.93%            01/15/2014       5,000
                                                   Series 1994B                  8.50%            11/24/2014       2,000
                                                   Series 1995C                  7.10%            10/15/2015       5,000
                                                   Series 1994B                  6.93%            01/15/2016       5,000
                                                   Series 1994B                  6.93%            04/01/2016      10,000
                                                   Series 1992A                  8.33%            07/10/2017       8,000
                                                   Series 1992A                  8.33%            07/10/2018      10,000
                                                   Series 1994B                  6.93%            01/15/2019      10,000
                                                   Series 1989A                  8.97%            12/15/2019       7,000
                                                   Series 1990A                  9.75%            12/01/2020       5,000
                                                   Series 1990A                  9.05%            09/01/2021      15,000
                                                   Series 1992A                  8.33%            06/05/2022      10,000
                                                   Series 1995C                  6.95%            12/01/2023      10,000
                                                   Series 1994B                  6.98%            01/15/2024       6,000
                                                   Series 1995C                  6.95%            12/01/2024       5,000
                                                   Series 1995C                  7.25%            10/01/2025      20,000
                                                   Series 1995C                  7.25%            10/01/2025       5,000

                                                   Total Gas Debt                                                210,000

                                                   Capital Leases                8.00%                            15,349

                                                   Cumulative Preferred Stock    6.42%            09/01/2018      27,000


Total for Boston Gas                                                                                             252,349

                                                                       Exhibit D
                              UTILITY SUBSIDIARIES
                             FINANCING ARRANGEMENTS
                                                                                                                              Shelf
                                                                           Interest         Maturity              Balance   Capacity
Massachusetts Utilities                            Issue                   Rate             Date                  ($000)      ($000)
-----------------------                            -----                   ----             ----                  ------      ------
Colonial Gas Company (as of 12/31/99)

                                        First Mortgage Bonds
                                                  Series CH                8.80%            2022                  25,000

                                        First Mortgage MTN'S
                                                       MTA-1               6.44% / 7.38%    2005/2025             10,000
                                                       MTA-2               6.08% / 6.90%    2005/2025             10,000
                                                       MTA-3               6.94%            2026                  10,000
                                                       MTA-5               6.88%            2008                  10,000
                                                       MTA-6               6.81%            2027                  15,000
                                                       MTA-7               6.38%            2008                  10,000
                                                                                            Subtotal For MTA      65,000

                                                       MTB-1               6.34% / 7.12%    2008/2028             20,000
                                                       MTB-2               5.50%            2003                  10,000
                                                                                            Subtotal For MTB      30,000      75,000

                                              Total Gas Debt                                                     165,000

                                              Capital Leases                8.00%                                  1,667

                                            Total for Colonial Gas                                               166,667


                                                                                                                              Shelf
                                                                                 Interest         Maturity      Balance     Capacity
                                                      Issue                        Rate             Date        ($000)        $(000)
                                                      -----                        ----             ----        ------        ------
Essex County Gas Company (as of 6/01/00)
                                             First Mortgage Bonds
                                                       1996                       7.28%            2016       10,000
                                                       1990                      10.10%            2001        8,000

                                             Total Gas Debt                                                    18,000

                                             Capital Leases                       8.38%                           471

                                             Total for Essex County Gas                                        18,471

Total for Massachusetts Utility Subsidiaries                                                                  437,487



                                                                                                                               Shelf
                                                                                 Interest         Maturity      Balance     Capacity
New Hampshire Utilities  (As of 9/30/99)             Issue                         Rate             Date         ($000)       ($000)
-----------------------  ---------------             -----                         ----             ----         ------       ------
EnergyNorth Natural Gas, Inc.
                                             Mortgage Bonds
                                             4th Supplemental                     8.44%            2009         3,333
                                             2nd Supplemental                     9.70%            2019         7,000
                                             3rd Supplemental                     9.75%            2020        10,000
                                             6th Supplemental                     7.40%            2027        21,955

                                             Notes Payable
                                             Equipment NP                      Prime + 1.00%       2001            13

Total for New Hampshire Utility Subsidiaries                                                                   42,301


Total for Utility Subsidiaries                                                                               1,794,293